UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2006

FCStone Group, Inc.

(Exact name of Registrant as specified in its charter)

Iowa	000-51099	42-1091210
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2829 Westown Parkway, West Des Moines, Iowa	50266
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (515) 223-3756

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 14, 2006, the Company filed with the Securities and Exchange Commission a Form 12b-25 Notification of Late Filing with respect to its Quarterly Report on Form 10-Q for the quarter ended February 28, 2006. The Company reported in such Form 12b-25 the following results of operations for the three and six month periods ended February 28, 2006 and 2005:

“The Company expects to report that revenues totaled $268.6 million for the three month period ended February 28, 2006 compared to $346.1 million for the three-month period ended February 28, 2005, a decrease of $77.5 million or 22.4%. The Company expects to report that revenues totaled $618.5 million for the six-month period ended February 28, 2006 compared to $791.6 million for the six-month period ended February 28, 2005, a decrease of $173.1 million or 21.9%.

“The Company expects to report that net income totaled $3.9 million for the three month period ended February 28, 2006, compared to $1.7 million for the three month period ended February 28, 2005, an increase of $2.2 million or 129.4%. The Company expects to report that net income totaled $7.3 million for the six month period ended February 28, 2006, compared to $2.7 million for the six month period ended February 28, 2005, an increase of $4.6 million or 170.4%.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2006

FCSTONE GROUP, INC.
(Registrant)

By:	/s/ Paul G. Anderson
Paul G. Anderson
Chief Executive Officer